Exhibit (p)(1)(a)



                       FIRST PACIFIC MUTUAL FUND, INC.

                              CODE OF ETHICS

                                ATTACHMENT A
                          Effective July 27, 2000
                          Amended January 14, 2003



List of Access Persons
Clayton Chow - Director
Jean Chun - Secretary
Louis D'Avanzo - Portfolio Manager
Richard Hazell - Financial Advisor
Beverly Henon - Financial Advisor
Lynden Keala - Director
Terrence Lee - President and CEO, Director
Barry Magaoay - Financial Advisor
Stuart Marlowe - Director
Charlotte Meyer - Treasurer
Ken Montpas - Financial Advisor
Karen Nakamura - Director
Kim Scoggins - Director
Nora Simpson - Compliance Officer


List of Investment Personnel
Jean Chun - Secretary
Louis D'Avanzo - Portfolio Manager
Terrence Lee - President and CEO, Director
Charlotte Meyer - Treasurer
Nora Simpson - Compliance Officer


Review Officer
Nora  Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director